                                                                     EXHIBIT 4.1


                               INEX CORPORATION

                               SHARE OPTION PLAN

                                  ARTICLE ONE
                          PURPOSE AND INTERPRETATION

Section 1.01  Purpose.  The purpose of the Plan is to advance the interests of
              -------
the Corporation by encouraging equity participation in the Corporation through the acquisition of Common Shares of the Corporation by directors, senior officers, employees and Key Contributors of the Corporation.

Section 1.02  Definitions.  In the Plan, the following capitalized words and
              ------------
terms shall have the following meanings:

(a) "Act" means the Business Corporations Act (Ontario) or its successor, as amended from time to time.

(b)  "Affiliate" shall have the meaning ascribed thereto in the Securities Act.

(c)  "Associate" shall have the meaning ascribed thereto in the Securities Act.

(d) "Board of Directors" means the board of directors of the Corporation as constituted from time to time and any committee of the board of directors.

(e) "Common Shares" means the common shares or securities convertible into common shares of the Corporation as constituted on the date hereof.

(f) "Corporation" means INEX Corporation, a corporation incorporated under the Act, and its successors from time to time.

(g) "Designated Affiliate" means an Affiliate of the Corporation designated by the Board of Directors for purposes of the Plan from time to time.

(h)  "Holding Company" shall have the meaning specified in Section 2.02 hereof.

(i) "Insider" shall have the meaning ascribed thereto in the Securities Act, other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation and any Associate of an Insider.

(j) "Key Contributors" means a person who has been engaged by the Corporation as a sales and marketing representative, a technical advisor, a regulatory consultant or in some other capacity to assist the Corporation in the conduct and growth of its business.

(k)  "Issuer Bid" shall have the meaning ascribed thereto in the Securities Act.

(l) "Option Period" means the period of time an option may be exercised as specified in Subsection 2.07(a) hereof.

(m)  "Participant" means a participant under the Plan.

(n)  "Plan" means the share incentive plan provided for herein.

(o)  "RRSP" shall have the meaning specified in Section 2.02 hereof.

(p) "Securities Act" means the Securities Act (Ontario) or its successor, as amended from time to time.

(q) "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

(r)  "Take-over Bid" shall have the meaning ascribed thereto in the Securities
     Act.

(s)  "TSE" means The Toronto Stock Exchange.


                                  ARTICLE TWO
                               SHARE OPTION PLAN

Section 2.01  The Plan.  The Plan is hereby established for certain employees,
              --------
senior officers, directors and Key Contributors of the Corporation and Designated Affiliates.

Section 2.02  Participants.  Participants in the Plan shall be directors, senior
              ------------
officers, employees and Key Contributors of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors) who, by the nature of their positions or jobs are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation. At the request of any Participant, options granted to such Participant may be issued to and registered in the name of a personal holding company wholly-owned by such Participant ("Holding Company") or to a registered retirement savings plan established by such Participant ("RRSP") and, in such event, the provisions of this Plan shall apply to such options mutatis mutandis as though they were issued to and registered in the name of the Participant.

Section 2.03  Amount of Options.  The determination regarding the aggregate
              -----------------
number of Common Shares subject to options in favour of any Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. The aggregate number of Common Shares reserved for issuance upon the exercise of options pursuant to this Plan and any other Share Compensation Arrangements, subject to adjustment or increase of such number pursuant to Section 2.10 hereof, shall be 775,000 Common Shares. The maximum number of Common Shares reserved for issuance to any one Participant upon the exercise of options shall not exceed 10% of the total number of Common Shares outstanding on a non-diluted basis, immediately prior to such issuance.

Section 2.04  Limits with respect to Insiders.
              -------------------------------

(a) The number of Common Shares issuable to Insiders pursuant to options granted under the Plan, together with Common Shares issuable to Insiders under any other Share Compensation Arrangement of the Corporation, shall not:

     (i) exceed 25% of the number of Common Shares outstanding immediately prior to the grant of any such option; or

     (ii) result in the issuance to Insiders, within a one year period, of in excess of 25% of the number of Common Shares outstanding immediately prior to the grant of any such option.

(b) The number of Common Shares issuable to any Insider and such Insider's Associates pursuant to options granted under the Plan, together with Common Shares issuable to such Insider or such Insider's Associates under any other Share Compensation Arrangement of the Corporation shall not, within a one year period, exceed 10% of the number of Common Shares outstanding immediately prior to the grant of any such option.

(c) Any Common Shares issuable pursuant to an option granted to a Participant prior to the Participant becoming an Insider shall be excluded for the purposes of the limits set out in Subsections 2.04(a) and 2.04(b) hereof.

Section 2.05  Price.  The exercise price per Common Share shall be determined by
              -----
the Board of Directors at the time the option is granted. In the event that the Common Shares are not listed and posted for trading on any stock exchange or other quotation systems, the exercise price shall be as determined by the Board of Directors in its sole discretion. In the event that the Common Shares are listed and posted for trading on the TSE, the exercise price per Common Share shall not be less than the closing price of the Common Shares on the TSE on the last trading day preceding the date on which the grant of the option is approved by the Board of Directors (or if the Common Shares are not then listed and posted for trading on the TSE, on such exchange or quotation system on which the Common Shares are listed and posted for trading as may be selected by the Board of Directors). In the event that the Common Shares did not trade on such last trading day, the exercise price shall be the average of the bid and the ask prices in respect of the Common Shares for the previous five trading days.

Section 2.06  Lapsed Options.  In the event that options granted under the Share
              --------------
Option Plan are surrendered, terminate or expire without being exercised in whole or in part, the Common Shares reserved for issuance but not purchased under such lapsed options shall be available for subsequent options to be granted under the Plan.

Section 2.07  Consideration, Option Period, Vesting Period and Payment.
              --------------------------------------------------------

(a) The period during which options may be exercised shall be determined by the Board of Directors, in its discretion, to a maximum of ten years from the date the option is granted (the "Option Period"), except as the same may be reduced with respect to any option as provided in Sections 2.08 and 2.09 hereof respecting termination of employment or death of the Participant.

(b) The vesting period of the options shall be determined and/or amended by the Board of Directors in its discretion. Each option must vest within its Option Period and an option may not be exercised until it has vested.

(c) Subject to any other provision of this Plan, an option may be exercised from time to time during the Option Period by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price therefor. Certificates for such Common Shares shall be issued and delivered to the Participant as soon as practicable following receipt of such notice and payment.

(d) Except as set forth in Sections 2.08 and 2.09 hereof, no option may be exercised unless the Participant is, at the time of such exercise, a director, senior officer or Key Contributor of or in the employ of the Corporation or any of its Designated Affiliates and shall have been continuously a director or senior officer or Key Contributor or so employed since the grant of his or her option. Absence on leave with the approval of the Corporation or a Designated Affiliate shall not be considered an interruption of employment for purposes of the Plan.

(e) The exercise of any option will be contingent upon receipt by the Corporation of cash payment of the full exercise price of the Common Shares which are the subject of the exercised option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Common Shares with respect to which he or she was granted an option under the Plan, unless and until certificates for such Common Shares are issued to him or her under the terms of the Plan.

(f) Notwithstanding any other provision of this Plan or in any option granted to a Participant, the Corporation's obligation to issue Common Shares to a Participant pursuant to the exercise of an option shall be subject to:

     (i) completion of such registration or other qualification of such Common Shares or obtaining approval of such regulatory authorities as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (ii) the listing of such Common Shares on the TSE or other exchange or stock quotation system, if applicable, on which the Common Shares are listed and posted for trading; and

     (iii) the receipt from the Participant of such representations, warranties, agreements and undertakings, including as to future dealings in such Common Shares, as the Corporation or its counsel determines to be necessary or advisable in order to ensure compliance with all applicable securities laws.

(g) A Participant may, rather than exercise options which he or she is entitled to exercise under Subsection 2.07(c), elect in lieu of receiving the Common Shares to which such Participant would have been entitled on exercise of such options (the "Designated Shares"), receive instead the number of Common Shares, disregarding fractions which, when multiplied by the fair value per share (which shall be the weighted average trading price of the Common Shares on the TSE (or if the Common Shares are not listed and posted for trading on the TSE, on such other stock exchange or quotation system on which the Common Shares are listed and posted for trading as selected by the Board of Directors) during the five (5) days preceding the date of determination) of the Designated Shares, is equal to the product of the number of Designated Shares times the difference between the fair value and the exercise price per share of the Designated Shares. This Subsection 2.07(g) shall not apply in the event that the Common Shares are not listed and posted for trading on a Canadian stock exchange or recognized quotation system.

(h) If there is a Take-over Bid or Issuer Bid made for all or any of the issued and outstanding Common Shares, then the Board of Directors may, by resolution, permit all options outstanding under the Plan to become immediately exercisable in order to permit Common Shares issuable under such options to be tendered to such bid.

Section 2.08  Termination of Employment.  If a Participant shall:
              -------------------------

(a) cease to be a director, senior officer or Key Contributor of the Corporation or any of its Designated Affiliates (and is not or does not continue to be an employee thereof); or

(b) cease to be employed by the Corporation or any of its Designated Affiliates (and is not or does not continue to be a director or senior officer thereof) for any reason (other than death) or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of his or her employment;

(collectively, "Termination") he or she or it may, but only within 180 days next succeeding such Termination, exercise his or her or its options to the extent that he or she or it was entitled to exercise such options at the date of such Termination, including the rights under Subsection 2.07(g), provided that in no event shall such right extend beyond the Option Period. Notwithstanding the foregoing, this section is subject to any agreement with any director or senior officer of the Corporation or any of its Designated Affiliates with respect to the rights of such director or senior officer upon Termination or change in control of the Corporation.

Section 2.09  Death of Participant.  In the event of the death of a Participant
              --------------------
who is a director, senior officer or Key Contributor of the Corporation or any of its Designated Affiliates or who is an employee having been continuously in the employ of the Corporation or any of its Designated Affiliates for one year from and after the date of the granting of his or her option, the option theretofore granted to him or her shall be exercisable within the six months next succeeding such death (including the rights under Subsection 2.07(g)) and then only:

(a) by the person or persons to whom the Participant's rights under the option shall pass by the Participant's will or the laws of descent and distribution; and

(b) to the extent that he or she was entitled to exercise the option at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

Section 2.10  Adjustment in Shares Subject to the Plan.  In the event that:
              ----------------------------------------

(a) there is any change in the Common Shares of the Corporation through subdivisions or consolidations of the share capital of the Corporation, or otherwise;

(b) the Corporation declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or

(c) the Corporation issues Common Shares, or securities convertible into or exchangeable for Common Shares, in respect of, in lieu of, or in exchange for, existing Common Shares,

the number of Common Shares available for option, the Common Shares subject to any option, and the option price thereof, shall be adjusted appropriately by the Board of Directors in its sole discretion and such adjustment shall be effective and binding for all purposes of the Plan.

Section 2.11  Record Keeping.  The Corporation shall maintain a register in
              --------------
which shall be recorded:

(a)  the name and address of each Participant in the Plan; and

(b) the number of options granted to a Participant and the number of options outstanding.


                                 ARTICLE THREE
                                    GENERAL

Section 3.01  Transferability.  The benefits, rights and options accruing to any
              ---------------
Participant in accordance with the terms and conditions of the Plan shall not be transferable by the Participant except (i) from the Participant to his or her Holding Company or RRSP or from a Holding Company or RRSP to the Participant and, in either such event, the provisions of this Plan shall apply mutatis mutandis as though they were originally issued to and registered in the name of the Participant, or (ii) as otherwise specifically provided herein. During the lifetime of a Participant, all benefits, rights and options shall only be exercised by the Participant or by his or her guardian or legal representative.

Section 3.02  Employment.  Nothing contained in the Plan shall confer upon any
              ----------
Participant any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant's employment at any time. Participation in the Plan by a Participant shall be voluntary.

Section 3.03  Delegation to Compensation Committee.  All of the powers
              ------------------------------------
exercisable by the Board of Directors under the Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee. In addition, if determined appropriate by the Board of Directors of the Corporation, the Board of Directors may delegate any or all of the powers of the Board of Directors of the Corporation under the Plan to an independent consultant.

Section 3.04  Administration of the Plan.  The Plan shall be administered by the
              --------------------------
Board of Directors of the Corporation. The Board of Directors shall be authorized to interpret and construe the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the purposes, provisions and administration of the Plan and determine the Participants to be granted options, the number of Common Shares covered thereby, the exercise price therefor and the time or times when they may be exercised. Any such interpretation or construction of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Corporation. The senior officers of the Corporation are hereby authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

Section 3.05  Amendment, Modification or Termination of the Plan.  Subject to
              --------------------------------------------------
Section 3.03, the Board of Directors reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors. Any material amendment to any provision of the Plan shall be subject, if applicable, to any necessary approvals by the TSE, other quotation system or any stock exchange or regulatory body having jurisdiction over the securities of the Corporation.

Section 3.06  Application for Ruling under the Securities Act.  In the event
              ------------------------------------------------
that the Corporation is not a "private company" (as defined in the Securities Act (Ontario) (the "Securities Act"), it would not be entitled to the exemptions for such companies from the registration and prospectus requirements of the Securities Act where they are not offered for sale to the public. In such event, in order to ensure compliance with the Securities Act, the grant of options under the Plan to Key Contributors would be subject to receipt of a ruling under Section 74 of the Securities Act that the granting and exercise of such options would not be subject to the prospectus and registration requirements of the Securities Act, subject to such terms and conditions as the Board of Directors may in its absolute discretion approve.

Section 3.07  Consolidation, Merger, etc.  If there is a consolidation, merger
              --------------------------
or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an option under the Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the Corporation otherwise determine the basis upon which such option shall be exercisable.

Section 3.08  No Representation or Warranty.  The Corporation makes no
              -----------------------------
representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

Section 3.09  Interpretation.  This Plan shall be governed by and construed in
              --------------
accordance with the laws of the Province of Ontario.

Section 3.10  Approval and Effective Date.  This Plan shall be effective as of
              ---------------------------
the date it is approved by the Board of Directors and any regulatory body having jurisdiction over the securities of the Corporation.


Amended March 12, 1999.